UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2005

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2005, The Mosaic Company (the “registrant”) and its wholly-owned subsidiary, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”) signed definitive agreements with U.S. Agri-Chemicals Corporation (“USAC”) and its parent company, Sinochem Corporation, comprising a global resolution (the “Global Resolution”) of various commercial matters and disputes existing among the parties.

The Global Resolution includes the agreement by Mosaic Fertilizer to pay $84 million resulting from the early termination of a phosphate rock sales agreement (the “phosphate rock sales agreement”) between USAC and Mosaic Fertilizer. Prior to the business combination on October 22, 2004 between IMC Global Inc. (“IMC”) and the fertilizer businesses of Cargill, Incorporated, USAC paid amounts to IMC Phosphates Company (a subsidiary of IMC which was merged into Mosaic Fertilizer effective July 29, 2005) under the phosphate rock sales agreement. In September 2004, IMC Phosphates Company exercised its early termination right under the phosphate rock sales agreement, accelerating the termination date of the contract to October 1, 2007. Mosaic Fertilizer has agreed to pay $84 million as an early termination fee, and, pursuant to the Global Resolution, termination of the phosphate rock sales agreement will be accelerated to the closing. Mosaic Fertilizer has suspended phosphate shipments under the phosphate rock sales agreement effective August 15, 2005.

In connection with the Global Resolution Mosaic Fertilizer has also agreed to settle an existing lawsuit with USAC relating to prior pricing disputes under the phosphate rock sales agreement for approximately $10 million. The registrant and Mosaic Fertilizer will be dismissed from the lawsuit, with prejudice, upon the closing of the transactions contemplated under the Global Resolution.

In addition, the registrant has agreed to acquire various equipment, spare parts, and real property containing approximately three million short tons of unmined phosphate reserves in Central Florida (collectively, the “Assets”). The purchase price for the acquisition of these Assets is $38 million, and will be paid through the issuance of shares of the registrant’s common stock. Resale of such shares would be subject to approval of the registrant for eighteen months after the closing date of the sale of the equipment and spare parts, after which, in general and subject to specified conditions, USAC would be entitled to submit one demand to the registrant to register such shares for resale under the Securities Act of 1933 and to request, from time to time, that its shares be included in certain other registrations under the Securities Act of 1933 by the registrant.

Closing of the Global Resolution is subject to certain conditions. The registrant expects that the transactions contemplated under the global resolution will close on or before December 10, 2005, except for the acquisition of phosphate reserves which is expected to occur on or before March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 19, 2005	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary